                                                                   EXHIBIT 10.32

                                                                        19/11/98

                             ATLANTIC CROSSING/AC-1
                             SUBMARINE)CABLE SYSTEM

                       INDEFEASIBLE RIGHT OF USE AGREEMENT
                                       IN
                                 INLAND CAPACITY
                                (United Kingdom)

        THIS AGREEMENT (as amended, supplemented or other modified from time to time, this "Agreement"), made and entered into as of this 23 day Of December 1998, by and among GT U.K. LTD., ("Grantor") and ABOVE NET COMMUNICATIONS, INC, a corporation organized and existing under the laws of Delaware, (the "Purchaser").

                               W I T N E S S E T H

        WHEREAS, the Purchaser and Atlantic Crossing Ltd. ("ACL") are parties to the Capacity Purchase Agreement, dated as of November, 1998 (as amended, supplemented or otherwise modified from time to time, the "Capacity Purchase Agreement'), to which this Agreement is attached;

        WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Capacity Purchase Agreement;

        WHEREAS, subject to the terms and conditions set forth in the Capacity Purchase Agreement, the Purchaser intends to acquire an IRU in the Purchased Capacity which represents capacity on the System between the System Interface points at the Cable Stations;

        WHEREAS, Grantor has acquired (or will acquire) rights to capacity in order to give the Purchaser the option to extend the Purchased Capacity acquired on the System beyond the Cable Station to a certain point(s) of interface in the city specified on Schedule I hereto;

        WHEREAS, the Purchaser desires to acquire rights with respect to the Inland Capacity (as defined herein) set forth on Schedule I hereto on an indefeasible right of use basis ("IRU") and such Inland Capacity represents capacity between the System Interface point of the Cable Station and the point of interface in the applicable city set forth on Schedule I hereto;

        WHEREAS Grantor wishes to grant Inland Capacity on such an indefeasible right of use basis; and



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

        WHEREAS, the IRU in the Inland Capacity provided hereunder, together with the IRU in the S and T Capacity provided under the Capacity Purchase Agreement, convey to the Purchaser service between such S Capacity, and the point of interface at the applicable city set forth on Schedule I hereto;

        NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein covenant and agree with each other as follows:

        1. DEFINITIONS. Terms defined in the preamble and in the recitals hereto shall have their respective meanings when used herein and the following terms shall have the following meanings:

                "Backhaul Agreement" means any agreement between Grantor and a Backhaul Provider, pursuant to which Grantor acquire rights in Inland Capacity.

                "Backhaul Provider" means any entity providing Grantor rights to Inland Capacity.

                "business day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Bermuda are authorized or required by law to close.

                "Cable Station" means the cable station described on Schedule I hereto.

                "Dollars " or "$" means United States dollars.

                "Grantor's Account" means the bank account of Grantor maintained with Deutsche Bank AG, New York Branch, at 31 West 52nd Street, New York, New York 10019 (account number 105330260016) or such other account as Grantor may designate to the Purchaser in writing. Wire instructions for the above-referenced account are as follows:

              Account Name;           Atlantic Crossing Ltd.
              Account Number:         105330260016
              Bank Name:              Deutsche Bank AG, New York Branch
              ABA No.:                026 003 780
              Reference:              Atlantic Crossing Attn: Lydia Zaininger

                "Inland Capacity" means capacity on a fiber optic telecommunications system which connects the System Interface at the Cable Station to the Inland Point of Interface.

                "Inland Capacity Purchase Price" means, with respect to the IRU granted in respect of any Inland Capacity set forth on Schedule I hereto, the amount payable by the Purchaser in respect of such Inland Capacity and set forth under the heading "Purchase Price" on Schedule I hereto.

                "Inland Point of Interface" means the point of interface in the applicable city set forth on Schedule I hereto.

                "Minimum Capacity Unit" or "MCU" means the minimum capacity to be purchased by the Purchaser in the Inland Capacity. An STM-1 is designated as the MCU for purposes of this Agreement.

                "Payment Date" means, with respect to the IRU granted in respect of any Inland Capacity set forth on Schedule I hereto, the date on which the Purchaser pays Grantor, in immediately available Dollars, the amount required to be paid by the Purchaser for such Inland Capacity in accordance with Section 3(b) of this Agreement.

                "Payment Due Date" means, with respect to the IRU granted in respect of any Inland Capacity set forth on Schedule I hereto, the later of (i) the earliest Payment Due Date for any Purchased Capacity (as such term is defined in the Capacity Purchase Agreement) connecting therewith and (ii) the RFS Date.

                "RFS Date" means, with respect to any Inland Capacity, the date on which such Inland Capacity will be available for service and has achieved the RFS Standard described in Attachment 2.

                "Total Purchase Price" means the aggregate amount payable by the Purchaser for the IRU in the Inland Capacity and set forth on the bottom of Schedule I to this Agreement opposite the phrase "Total Purchase Price."

        2. IRU FOR INLAND CAPACITY. Effective on the Payment Date, Grantor grants to the Purchaser, for the term of this Agreement, an IRU in the Inland Capacity set forth on Schedule I hereto for which payment has been, made in accordance with Paragraph 3(b) of this Agreement.

        3. PAYMENT FOR CAPACITY. (a) Initial Payment. Except as otherwise provided in Schedule I to this Agreement, upon the execution and delivery of this Agreement, the Purchaser shall make an initial payment to the Grantor's Account in immediately available Dollars, in an amount equal to 10% of the Total Purchase Price (the "Initial Payment"). The Initial Payment shall be non-refundable (except as provided in Section 17 of this Agreement) and shall be credited toward the payment of the Total Purchase Price.

        (b) Payment of Inland Capacity Purchase Price. In exchange for the IRU interest granted pursuant to this Agreement in any Inland Capacity, the Purchaser shall, on or before the Payment Due Date, pay to the Grantor's, Account in immediately available Dollars, an amount equal to the Inland Capacity Purchase Price; provided, however, the aggregate payments made by the Purchaser under paragraphs (a) and (b) of this Section 3 shall not exceed the Total Purchase Price. Each payment made under this Section 3(b) shall be non-refundable.



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

        (c) Taxes. All payments made by the Purchaser under this Section 3 shall be made without any deduction or withholding for or on account of any tax, duty or other charges of whatever nature imposed by any taxing or governmental authority (collectively "Taxes"). If the Purchaser is or was required by law to make any deduction or withholding from any payment due hereunder to Grantor, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by the Purchaser to Grantor will be increased so that, after any such deduction or withholding for Taxes, the net amount received by Grantor will not be less than Grantor would have received had no such deduction or withholding been required. If any taxing or government authority asserts that the Purchaser should have made a deduction or withholding for on account of any Taxes with respect to all or a portion of any payment made hereunder, the Purchaser hereby agrees to indemnify the Grantor for such Taxes and hold the Grantor harmless on an after-tax basis from and against any Taxes, interest or penalties levied or asserted in connection therewith.

        4. OPERATION AND MAINTENANCE OF INLAND CAPACITY.

        (a) Except as otherwise set forth in this Agreement, the Purchaser shall not be required to make any additional payments for costs associated with operating, maintaining and repairing the Inland Capacity in which an IRU has been granted hereunder.

        (b) Grantor shall use reasonable efforts to cause the Inland Capacity in which an IRU has been granted hereunder to be maintained in efficient working order and in accordance with industry standards. Grantor represents that at all times it shall use commercially reasonable efforts to require the applicable Backhaul Provider with which it has contracted to provide routine, preventive and corrective maintenance for the Inland Capacity in accordance with performance standards that at least meet prudent industry standards. Grantor will use reasonable commercial efforts to cause the Backhaul Provider with which it has contracted to perform its obligations under the applicable Backhaul Agreement.

        (c) Grantor will have sole responsibility for negotiating, executing and administering contracts related to the acquisition of rights in any Inland Capacity from Backhaul Providers.

        (d) Should any condition exist in any Inland Capacity in which an IRU has been granted hereunder that may impair the integrity of such Inland Capacity, Grantor shall take reasonable actions to cause to be initiated maintenance on such Inland Capacity and Grantor shall take reasonable actions to cause to be initiated planned maintenance on such Inland Capacity in each case which may include the deactivation of such Inland Capacity. Grantor shall, to the extent reasonably practicable, advise the Purchaser in writing at least 30 days (or such shorter period as may be agreed) prior to the initiation of a planned maintenance operation of the timing and scope of such planned maintenance operation.


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

        (e) In the event of disruption of service, Grantor shall use commercially reasonable efforts to cause service to be restored as quickly as reasonably possible, and Grantor shall take such measures as are reasonably necessary to obtain such objective.

        5. INVOICES; DEFAULT INTEREST. (a) Invoices. Grantor or its authorized agent shall render invoices under this Agreement in Dollars, and the Purchaser shall pay such amount in Dollars. The Purchaser shall make all payments by means of a wire transfer to the Grantor's Account. Any payments required to be made pursuant to this Agreement shall, save for the Initial Payment which shall be made in accordance with the provisions of Section 3(a), be made on the later of
(i) the date when due or (ii) five business days after an invoice is received from Grantor by Purchaser.

        (b) Any invoice rendered under this Agreement which is not paid when due, shall accrue interest at the annual rate of six percent (6%) above the rate for U.S. dollar LIBOR for one month as quoted in The Wall Street Journal on the first business day of the month in which such payment is due. Such interest shall accrue from the day following the date payment was due until it is paid in full. In the event that applicable law does not allow the imposition of "default interest" at the rate established in accordance with this Section 5(b), such "default interest" shall be at the highest rate permitted by applicable law. For purposes of this Section, "paid" shall mean that funds are available for immediate use by Grantor.

        6. DEFAULT. (a) If the Purchaser fails to make any payment required by this Agreement on the date that it is due or if the Purchaser is otherwise in breach of this Agreement, and such payment default continues unremedied for a period of at least five (5) days or such other breach continues for a period of at least thirty (30) days, Grantor or its authorized agent may notify the Purchaser in writing of such payment default or other breach and if full payment is not received or such other breach is not fully remedied within fifteen (15) days of such notification, Grantor (i) may suspend all service provided to Purchaser hereunder (including suspending Purchaser's right to use the Inland Capacity), until such payment default or other breach has been cured (including payment of default interest, if any) and (ii) shall be entitled to pursue any and all rights and legal and equitable remedies (including its rights and remedies to enforce the Purchaser's obligations under this Agreement).

        (b) If the Grantor is in breach of this Agreement and such breach continues for a period of at least thirty (30) days, the Purchaser may notify the Grantor in writing of such breach and if such breach is not fully remedied within fifteen (15) days of such notification, the Purchaser shall, for so long as such breach continues, be entitled to pursue any and all rights and legal and equitable remedies, including its rights and remedies to enforce Grantor's obligations under this Agreement.

        7. USE OF CAPACITY. (a) The use of the Inland Capacity granted hereunder and any equipment associated therewith shall be such as not to interrupt, interfere with, or impair service over any of the facilities comprising the System or the Inland Capacity, or impair privacy


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

of any communications over such facilities, cause damage to plant or create hazards to employees, affiliates or connecting companies of ACL, the Grantor, any Backhaul Provider or any other user, owner or operator of the System or the Inland Capacity or the public. The Purchaser shall bear the cost of any additional protective apparatus reasonably required to be installed because of the use of such facilities by the Purchaser, any lessees or permitted transferees of the Purchaser, or any customer or customers of the Purchaser or of any such lessee or transferee. The Grantor will use reasonable efforts to cause all other purchasers of capacity in Inland Capacity provided hereunder to undertake obligations comparable to those of the Purchaser set forth in this Section, and the Purchaser shall cause all permitted users of the IRU in the Inland Capacity granted hereunder to undertake comparable obligations.

        (b) The IRU in the Inland Capacity granted hereunder shall be made available to Grantor or the Backhaul Providers (or any of their subsidiaries or agents), at such times agreeable to the Purchaser and Grantor or the Backhaul Providers, as the case may be, to permit Grantor or the Backhaul Providers to conduct such tests and adjustments as may be necessary for such capacity to be maintained in efficient working order.

        8. DURATION 0F AGREEMENT. (a)This shall become effective on the day and year set forth in the preamble hereto an operation until the twenty-fifth (25th) Anniversary of the RFS Date for the System (the "Term")

        (b) The termination of this Agreement (whether under this Section or otherwise) shall not relieve the Purchaser from any liabilities arising prior to such termination.

        9. APPROVALS: LICENSES. The performance of this Agreement by each party hereto is contingent upon the obtaining and the continuance of such approvals, consents, governmental authorizations, licenses and permits as may be required or reasonably deemed necessary by such party for performance by such party hereunder and as may be satisfactory to it. The parties shall use reasonable efforts to obtain and continue, and to have continued, such approvals, consents, licenses and permits. No license under patents is granted by Grantor or shall be implied or arise by estoppel in the Purchaser's favor with respect to any apparatus, system or method used by the Purchaser in connection with the use of the Inland Capacity granted to it hereunder.

        10. DISCLAIMER. (a) Grantor has entered (or will enter)into Backhaul Agreements to obtain plant, equipment and services necessary to allow the Inland Capacity to be placed into operation on the applicable scheduled RFS Date. Neither Grantor nor any of its respective affiliates warrants or guarantees that the RFS Date for any Inland Capacity will occur and Grantor and their respective affiliates will otherwise have no obligation under this Agreement or otherwise unless and until the applicable RFS Date occurs. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE GRANTOR IS NOT LIABLE FOR ANY BACKHAUL PROVIDER'S FAILURE TO PERFORM. UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ANY OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF


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

MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY
DISCLAIMED.

        (b) The Purchaser has entered into the Capacity Purchase Agreement with ACL in order to acquire an IRU in certain capacity on the System. The Purchaser acknowledges and agrees that Grantor does not warrant or guarantee the performance of the Capacity Purchase Agreement (or the Right of Use Agreement) and shall have no liability with respect thereto.

        11. LIMITATIONS OF LIABILITY. (a) Except as otherwise provided in this Agreement, in no event shall any party hereto be liable to the other for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity or the costs associated with the use of external restoration facilities, including, without limitation, for any loss or damage sustained by reason of any failure in or breakdown of any Inland Capacity or the facilities associated therewith, the failure of any Backhaul Provider to perform the terms and conditions of any Backhaul Agreement to which it is a party or for any interruption of service, whatever the cause and however long it shall last.

        (b) Grantor shall not be liable to the Purchaser for any loss or damage which may be suffered by the Purchaser by reason of any circumstances beyond the control of Grantor and having an adverse effect on the provision of any part of the Inland Capacity in which the Purchaser is entitled to capacity or has any other right or interest under this Agreement.

        (c)(i) Grantor shall not be liable to the Purchaser for any loss or damage which may be suffered by the Purchaser as a result of, related to, or in connection with, the Purchaser's compliance or non-compliance with any applicable state, federal, foreign governmental, international (foreign or domestic) or other law related to the transfer of the IRU in, or the use of, the Inland Capacity granted hereunder.

        (ii) The Purchaser shall not be liable to Grantor for any loss or damage which may be suffered by Grantor as a result of, related to, or in connection with, Grantor's non-compliance with any applicable state, federal, foreign governmental, international (foreign or domestic) or other law related to the transfer by Grantor of the IRU to the Purchaser in, or Grantor's operation, ownership or use of, the Inland Capacity.

        12. EXPORT CONTROL. The parties hereto acknowledge that to the extent any products, software or technical information provided under this Agreement are or may be subject to any applicable export laws and regulations, the parties hereto agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with such export laws and regulations (or licenses or orders issued pursuant thereto). If requested by either party hereto the other party agrees to sign all necessary export-related documents as may be required to comply therewith.

        13. REPRESENTATIONS; INDEMNITY. (a) Grantor hereby represents and warrants to Purchaser that (i) it is a corporation duly organized, validly existing and in good



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

standing under the laws of the jurisdiction of its organization; (ii) the execution, delivery and performance of this Agreement by Grantor has been duly authorized by all necessary corporate action on the part of Grantor and this Agreement is a valid, binding and enforceable obligation of Grantor enforceable in accordance with its terms and (iii) the execution, delivery and performance of this Agreement by Grantor does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Grantor.

        (b) Purchaser hereby represents and represents to Grantor that (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser and this Agreement is a valid, binding and enforceable obligation of Purchaser enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by Purchaser does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Purchaser.

        (c) Each party hereby represents and warrants to the other party that it has obtained all approvals, consents, governmental authorizations, licenses and permits as may be required to enter into this Agreement, and grant or acquire, as the case may be, the IRU in the Inland Capacity granted hereunder.

        (d) The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

        (e) Subject to Section 11, the Purchaser agrees to indemnify and hold harmless Grantor and its officers, directors, employees, agents and representatives (each, an "indemnitee") from and against any loss, damage, expense or cost arising out of or in connection with (i) any breach or violation by the Purchaser of applicable law or governmental regulation, and (ii) any claims of whatever nature by a third party for damages with respect to the provision of services by the Purchaser.

        (f) Subject to Section 11, Grantor agrees to indemnify and hold harmless the Purchaser and its officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with: (i) any breach or violation by Grantor of applicable law or governmental regulation, and (ii) any claims of whatever nature by third parties with respect to the services provided by Grantor.

        14. RELATIONSHIP OF THE PARTIES. This Agreement shall not form a joint venture or partnership or similar business arrangement between the parties hereto, and nothing contained herein shall be deemed to constitute a partnership or joint venture or similar business arrangement.

        15. NO THIRD PARTY BENEFICIARIES. This Agreement does not provide


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

and is not intended to provide third parties (including, but not limited to, customers of the Purchaser, any permitted transferee of the Inland Capacity acquired hereunder or any other permitted user of the Inland Capacity) with any remedy, claim, liability, reimbursement, cause of action, or any other right. Furthermore, the Purchaser acknowledges that it is not a third party beneficiary of any agreement entered into by Grantor including, but not limited to, the Backhaul Agreements.

        16. ASSIGNMENT. (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, except for the collateral assignment of the Grantor's rights under this Agreement to one or more of the Grantor's lenders and except as provided in paragraphs (b) and (c) of this Section, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred or otherwise disposed of or delegated by any party hereto without the prior written consent of the other party.

        (b) Grantor shall be permitted to assign, transfer or otherwise dispose of any or all of its rights hereunder and delegate any or all of its obligations hereunder to any present or future affiliated company of Grantor, or to an entity controlled by, under the same control as, or controlling Grantor.

        (c) The Purchaser shall solely be responsible for complying with all of the terms binding on the "Purchaser" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its rights hereunder or delegate any or all of its obligations hereunder to any person or entity except the Purchaser may transfer its rights (but not its obligations) to use any Inland Capacity in which an IRU was granted hereunder to a Carrier Party, provided that simultaneously with transferring such rights to such Carrier Party, such Carrier Party executes a document acknowledging:

                (i) that it has acquired from the Purchaser rights to use Inland Capacity which were conveyed to the Purchaser under an Indefeasible Right of Use Agreement with Grantor (the "IRU Agreement");

                (ii) that the Purchaser has an ongoing obligation under the IRU Agreement to comply with the terms thereof, and that the occurrence of any breach by the Purchaser of the terms of the IRU Agreement could result in the suspension of Purchaser's right to the Inland Capacity in accordance with the terms of the IRU Agreement; and

                (iii) such Carrier Party is not a third party beneficiary of the IRU Agreement.

        (d) In the event that the Purchaser transfers its rights in any Inland Capacity granted hereunder to any Carrier Party the Purchaser shall immediately notify the network administrator/customer care center of the identity of the transferee Carrier Party and shall provide all other information reasonably requested by the network administrator/customer care center.


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

        (e) Confirmation of such transfers of capacity shall be provided by the network administrator/customer care center within 7 days after completion.

Any transfer by the Purchaser of its obligations or its rights to use any Inland Capacity which is in violation of this Section 16 shall be void and of no force and effect.


        17. CONDITION TO PURCHASER'S OBLIGATIONS. The Purchaser's obligation to pay for an IRU with respect to any Inland Capacity connecting with any Purchased Capacity on any Segment other than Segment S-1 (for which the RFS Date has already occurred) shall terminate if the RFS Date for such Purchased Capacity has not occurred by June 30, 1999. In any such event, Grantor shall refund all amounts of Inland Capacity Purchase Price paid by the Purchaser with respect to such Inland Capacity as to which Purchaser's obligation has terminated within thirty (30) days after the applicable date.

        18. NOTICES. Each notice, demand, certification or other communication given or made under this Agreement shall be in writing and shall be delivered by hand or sent by registered mail or by facsimile transmission to the address of the respective party as set forth below its signature hereto (or such other address as may be designated in writing to the other party hereto in accordance with the terms of this Section). Any change to the name, address and facsimile numbers may be made at any time by giving fifteen (15) days prior written notice in accordance with this Section. Any such notice, demand or other communication shall be deemed to have been received, if delivered by hand, at the time of delivery or, if posted, at the expiration of seven (7) days after the envelope containing the same shall have been deposited in the post maintained for such purpose, postage prepaid, or, if sent by facsimile at the date of transmission if confirmed receipt is followed by postal notice.

        19. INCORPORATION BY REFERENCE. The provisions of Sections 12, 14, 15, 23, 24, 25 and 26 of the Capacity Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed a part of this Agreement as if fully set forth herein.

        20. PUBLICITY AND CONFIDENTIALITY. (a) The provisions of this Agreement and any non-public information, written or oral, with respect to this Agreement ("Confidential Information") will be kept confidential and shall not be disclosed, in whole or in part, to any person other than affiliates, officers, directors, employees, agents or representatives of a party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Agreement. Each party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Section 20. Nothing herein shall prevent a party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in


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

connection with the exercise of any remedy hereunder, (iv) to a party's legal counsel or independent auditors, (v) to prospective lenders to the Grantor, and
(vi) to any actual or proposed assignee, transferee or lessee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of Section 20.

        (b) The foregoing shall not restrict either party from publicly announcing that it has entered into this Agreement with the parties hereto, but including any details contained in this Agreement.



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

        IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first written above.

                                        ABOVE NET COMMUNICATIONS, INC


                                        By: /s/  DAVE RAND
                                           --------------------------------
                                        Name:



                                        Address: 50 W. San Fernando
                                                 Ste. 1010
                                                 San Jose, CA 95113 USA

                                        Attention:         David Rand
                                        Facsimile:       (408) 367 6688

                                        GT U.K. LTD.


                                        By:
                                           --------------------------------


                                        Address:  c/o Wiggin & Co.
                                                  The Quadrangle
                                                  Imperial Square
                                                  Cheltenham
                                                  Gloucestershire GL501YX
                                                  UK
                                        Facsimile: (441) 242 224 223


                                        With a copy to:

                                        Atlantic Crossing Ltd.
                                        Wessex House
                                        45 Reid Street
                                        Hamilton HM 12
                                        Bermuda

                              Attention: President
                            Facsimile: 441 296 8606

DESCRIPTION OF INLAND CAPACITY




                                                                                                 (e)
       (a)                     (b)                  (c)                  (d)                  (c) x(d)
Date of Transaction      Inland Capacity    Number of Whole MCUs    Price Per Whole MCU    Purchase Price

       [*]                     [*]                  [*]                  [*]                     [*]

             Total Purchase Price            [*]
             Less Initial Payment            [*]
             Net Purchase Price Due          [*]

Note 1: [*]




ABOVENET COMMUNICATIONS, INC.


BY: /s/ DAVID RAND
   -----------------------

DATE:  12/23/98
     ---------------------


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    ATTACHMENT I

                                  RFS STANDARD


        RFS Standard means for any Inland Capacity that (a) the fiber optic telecommunications system carrying such capacity has the ability to carry, commercial traffic between the System Interface at the Cable Station to the Inland Point of Interface meeting performance criteria of ITU-T G. 826 and, has protection switching capability and (b) the interface to the System shall be STM-1 (optical interface) as specified in ITU Recommendation G.957 and 1+1 protected or equivalent.